UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.    )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only
(as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CHINA YOUTH MEDIA, INC.
(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on the table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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CHINA YOUTH MEDIA, INC.
3301 30th Avenue S, Suite 104
Grand Forks, North Dakota 58201

INFORMATION STATEMENT

CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

_____________________________

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting securities of China Youth Media, Inc., a Delaware corporation (referred to herein as the “Company”, “we”, “us” and “our”), as of August 24, 2011 (the “Record Date”), have given their written consent to resolutions adopted by the Board of Directors (i) to approve a reverse stock split of all the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exchange ratio of one for one hundred ten (1:110) (the “Reverse Stock Split”) and an amendment to the Company’s certificate of incorporation to effect the Reverse Stock Split and change the number of authorized shares of Common Stock of the Company from 500,000,000 to 100,000,000 (the “Authorized Share Amendment”), and (ii) to amend the Certificate of Incorporation so as to change the name of the Company from “China Youth Media, Inc.” to “Midwest Energy Emissions Corp.” (the “Corporate Name Change”). This Information Statement is first being mailed to stockholders of the Company on or about September __, 2011.  The Reverse Stock Split and Authorized Share Amendment and the Corporate Name Change will not become effective until at least twenty (20) days after the initial mailing of this Information Statement.

Delaware corporation law permits holders of a majority of the voting power to take stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the Reverse Stock Split and Authorized Share Amendment and the Corporate Name Change as described in this Information Statement.

The principal executive office of the Company is located at 3301 30th Avenue S, Suite 104, Grand Forks, North Dakota 58201.  The telephone number of the principal executive office of the Company is (701) 757-1066.

_________________________________

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The date of this Information Statement is September __, 2011

GENERAL INFORMATION

On June 7, 2011, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Midwest Energy Emissions Corp., pursuant to which at closing China Youth Media Merger Sub, Inc., the Company’s wholly-owned subsidiary formed for the purpose of such transaction (the “Merger Sub”), would merge into Midwest Energy Emissions Corp., the result of which Midwest Energy Emissions Corp. would become the Company’s wholly-owned subsidiary (the “Merger”).  The Merger closed effective on June 21, 2011 (the “Closing”).  As a result of the Closing and the Merger, the Merger Sub merged with and into Midwest Energy Emissions Corp. with Midwest Energy Emissions Corp. surviving.  Effective at the time of the Closing, Midwest Energy Emissions Corp. changed its name to MES, Inc. (hereinafter referred to as “Midwest”).   With the completion of the Merger, the business of Midwest has become the Company’s principal business focus.

As a result of the Closing and the Merger, all of the outstanding shares of common stock of Midwest were exchanged for 10,000 shares of the Company’s newly created Series B Convertible Preferred Stock (the “Merger Shares”).  Each share of Series B Convertible Preferred Stock is convertible into 301,255 shares of our Common Stock, representing 3,012,550,000 shares of Common Stock in the aggregate.  The former stockholders of Midwest will, upon conversion of all the Merger Shares (which is automatic upon the filing of an amendment to our certificate of incorporation to create enough authorized but unissued Common Stock), own 90.0% of the Company’s issued and outstanding Common Stock which are deemed issued and outstanding as of the Closing after giving effect to the Merger and conversion.

Section 228 of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  The Company’s Certificate of Incorporation contains no provision or language in any way limiting the right of stockholders of the Company to take action by written consent.

On August 24, 2011 (the “Record Date”), holders of shares representing a majority of the voting securities of the Company have given their written consent to resolutions adopted by the Board of Directors (i) to approve a reverse stock split of all the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exchange ratio of one for one hundred ten (1:110) (the “Reverse Stock Split”) and an amendment to the Company’s certificate of incorporation to effect the Reverse Stock Split and change the number of authorized shares of Common Stock of the Company from 500,000,000 to 100,000,000 (the “Authorized Share Amendment”), and (ii) to amend the Certificate of Incorporation so as to change the name of the Company from “China Youth Media, Inc.” to “Midwest Energy Emissions Corp.” (the “Corporate Name Change”).  Such written consents were given by (i) 3253517 Nova Scotia Limited, a company controlled by Richard MacPherson, (ii) Rebel Holdings, LLC and Mojo Music, Inc., companies controlled by Jay Rifkin, (iii) Jay Rifkin, and (iv) Macaya Ecopreneur Ventures (MEVC) Corp., a company controlled by Patrick Glémaud, who hold in the aggregate shares of Common Stock and Series B Convertible Preferred Stock entitled to 2,962,936,737 votes (88.3% of the number of votes which the holders of the Common Stock and Series B Convertible Preferred Stock in the aggregate are entitled).  Under Delaware corporation law, and as described above, the consent of the holders of a majority of the voting power is effective as stockholders’ approval.  We will file a Certificate of Amendment to the Certificate of Incorporation of the Company in order to effect the Reverse Stock Split and Authorized Share Amendment and the Corporate Name Change, provided, however, that in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the Reverse Stock Split and Authorized Share Amendment and the Corporate Name Change will not be filed with the Secretary of State of Delaware or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.  On the Record Date, the Company had outstanding 341,735,841 shares of Common Stock, and 10,000 shares of Series B Convertible Preferred Stock, which are the only outstanding voting securities of the Company as of the Record Date.  Each share of Common Stock is entitled to one vote and each share of Series B Convertible Preferred Stock is entitled to 301,255 votes which represents the number of votes to which the holder thereof would be entitled if such holder converted such shares of Series of Series B Convertible Preferred Stock into Common Stock at the time of voting in accordance with the conversion privileges of such shares.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of (i) 10,000 shares of Series B Convertible Preferred Stock held by the Midwest stockholders, (ii) the 3,012,550,000 shares of our Common Stock held by the Midwest stockholders assuming conversion of all Series B Convertible Preferred Stock into Common Stock (without taking into account the Reverse Stock Split), (iii) the fully-diluted 3,354,285,841 shares of our Common Stock issued and outstanding following conversion held by Midwest stockholders and held by each of our officers and directors (without taking into account the Reverse Stock Split), and (iv) our officers and directors as a group.  Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Number of Shares of Series B Preferred	Series B Preferred Percent of Class	Percent of Combined Classes (1)	Number of Shares of Common Stock Owned or Acquired on Conversion	Percent of Combined Classes (1)

3253517 Nova Scotia Limited (2) (8)	8,215	82.15%	73.78%	2,474,809,825	73.78%
Macaya Ecopreneur Ventures (MEVC) Corp. (3)	1,000	10.00%	8.98%	301,255,000	8.98%
StratTech Solutions, LLC (4)	200	2.00%	1.80%	60,251,000	1.80%
Christine Doris Foley	210	2.10%	1.89%	63,263,550	1.89%
Michael Joseph Foley	90	0.90%	0.81%	27,112,950	0.81%
Ruth Elaine Bakker	100	1.00%	0.90%	30,125,500	0.90%
James C. Trettel	50	0.50%	0.45%	15,062,750	0.45%
Christine Sutherland	25	0.25%	0.22%	7,531,375	0.22%
Clayton Park Medical Clinic (5)	20	0.20%	0.18%	6,025,100	0.18%
Granville Developments Corporation (6)	20	0.20%	0.18%	6,025,100	0.18%
Jeff Sproule	20	0.20%	0.18%	6,025,100	0.18%
Adnant, LLC (7)	50	0.50%	0.45%	15,062,750	0.45%
Jay Rifkin (8) (9)	-0-	-0-	-0-	211,296,912	6.25%
John F. Norris, Jr. (8)	-0-	-0-	-0-	-0-	-0-

All officers and directors as a group (3 persons)	8,215	82.15%	73.78%	2,686,106,737	79.50%
	10,000	100.00%	90%
_______________
(1)
Percentage based on total issued and outstanding shares of Common Stock following conversion of all Series B Convertible Preferred Stock and taking into account 341,735,841 shares of our Common Stock currently issued and outstanding and held by our stockholders on the Closing Date.

(2)	Richard MacPherson is the controlling principal of 3253517 Nova Scotia Limited.
(3)	Patrick Glémaud is the controlling principal of Macaya Ecopreneur Ventures (MEVC) Corp.
(4)	John Pavlish is the controlling principal of StratTech Solutions, LLC.
(5)	Amer Ahmed is the controlling principal of Clayton Park Medical Clinic.
(6)	Jim and David Ross are the controlling principals of Granville Developments Corporation.
(7)	Sabas Carrillo is the controlling principal of Adnant, LLC.
(8)	Indicates an officer or director.
(9)
Includes: (a) 109,793,667 shares held by Rebel Holdings, LLC of which Mr. Rifkin is the sole managing member; (b) 37,303,998 shares which are directly held by Mr. Rifkin; (c) 39,774,247 shares held by Mojo Music, Inc. of which Mr. Rifkin is the sole managing member; (d) 525,000 shares issuable upon exercise of stock warrants with an exercise price of $0.09 per share; (e) 3,750,000 shares issuable upon exercise of stock options with an exercise price of $0.13 per share, which stock options are fully vested as of May 11, 2009; (f) 20,000,000 shares issuable upon exercise of stock options with an exercise price of $0.13, which stock options vest annually over a period of four years from May 11, 2010; and (g) 150,000 shares issuable upon exercise of stock options with an exercise price of $0.20 per share, which stock options vest annually over a period of three years from November 8, 2007.  Mr. Rifkin’s reported beneficial ownership does not include certain shares of Common Stock issued and issuable for which certain stockholders have granted Mr. Rifkin an irrevocable proxy to vote for certain directors.

As a result of the Merger and the issuance of the Series B Convertible Preferred Stock, the former stockholders of Midwest, as a group, now have voting control of the Company.

In connection with the Closing and the Merger, 3253517 Nova Scotia Limited (a company controlled by Richard MacPherson) and Jay Rifkin, entered into the Voting Agreement authorizing Jay Rifkin to vote the shares of stock held by 3253517 Nova Scotia Limited on specific matters, namely any amendments to our articles of incorporation, any mergers, sales of substantially all of our assets, and increases in the number of our authorized shares or issuance of any additional shares of preferred stock.  The Voting Agreement has a term of the earlier of (i) 24 months from the Closing Date, or (ii) 6 months after we have raised a minimum of $5,000,000, or have achieved an EBITDA of $1,000,000.

Further, in connection with the Closing, Richard MacPherson entered into the Nomination Agreement providing that for a period limited to the earlier of (i) 24 months, or (ii) 6 months after we have raised a minimum of $5,000,000, or have achieved an EBITDA of $1,000,000, he (A) will, at any time that directors are to be elected, use his best efforts to cause the board of directors to nominate and recommend Jay Rifkin as a proposed member of the board of directors, and (B) shall in his capacity as a stockholder cause any stockholder in which he is an affiliate, at any time directors are to be elected, to vote in favor of the election of Jay Rifkin as a member of the board of directors.

REVERSE STOCK SPLIT AND AUTHORIZED SHARE AMENDMENT

Overview

The Board has unanimously approved a reverse stock split of all the outstanding shares of the Company’s Common Stock at an exchange ratio of one for one hundred ten (1:110) (the “Reverse Stock Split”) and an amendment to the Company’s certificate of incorporation to effect the Reverse Stock Split and change the number of authorized shares of Common Stock of the Company from 500,000,000 to 100,000,000 (the “Authorized Share Amendment”).  As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent to the Reverse Stock Split and Authorized Share Amendment.

Upon effectiveness of the Reverse Stock Split and Authorized Share Amendment, (i) the number of shares of Common Stock issued and outstanding immediately prior thereto will be reduced from 341,735,841 shares to approximately 3,106,690 shares of Common Stock, (ii) proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding  options and warrants, if any, to buy Common Stock, so that the total prices required to be paid to fully exercise each option and warrant before and after the Reverse Stock Split will be approximately equal, and (iii) proportionate adjustments will be made to the per-share conversion price of the issued and outstanding shares of Series B Convertible Preferred Stock so that the 10,000 shares of Series B Convertible Preferred Stock issued and outstanding will automatically convert into approximately 27,386,819 shares (instead of 3,012,550,000 shares) of Common Stock upon the filing the Authorized Share Amendment with the State of Delaware.  As a result of the Reverse Stock Split and Authorized Share Amendment, there will be enough authorized but unissued Common Stock to permit the Series B Convertible Preferred Stock to automatically convert into shares of Common Stock.   Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will beneficially hold the same percentage of Common Stock immediately following the Reverse Stock Split and Authorized Share Amendment as such stockholder held immediately prior to the Reverse Stock Split and Authorized Share Amendment.

Other than the 10,000 shares of Series B Convertible Preferred Stock issued and outstanding which will automatically convert into shares of Common Stock upon the Reverse Stock Split and Authorized Share Amendment, there are no other shares of Preferred Stock issued and outstanding as of the Record Date.  The Authorized Share Amendment will not change the total number of authorized shares of Preferred Stock which will remain at 2,000,000 shares of Preferred Stock, par value $0.001 per share.

Reasons for the Reverse Stock Split and Authorized Share Amendment

The Board believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock.  Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  It should be noted that the liquidity of the Common Stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split.  The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

In addition, pursuant to the Certificate of Designation for the Series B Convertible Preferred Stock, the Company has agreed to use commercially reasonable efforts to amend its certificate of incorporation to permit the shares of Series B Convertible Preferred Stock to automatically convert into shares of Common Stock.    Accordingly, in order for the Company to meet its obligations under the Certificate of Designation, the Board has authorized the Reverse Stock Split and Authorized Share Amendment which will permit the issued and outstanding shares of Series B Convertible Preferred Stock to automatically convert into shares of Common Stock.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

           Based upon the foregoing factors, the Board has determined that the Reverse Stock Split is in the best interests of the Company and its stockholders.

Possible Risks Associated with the Reverse Stock Split and Authorized Share Amendment

There can be no assurance that the total market capitalization of the Common Stock (the aggregate value of all the Company’s Common Stock at the then market price assuming the conversion of all Series B Convertible Preferred Stock into shares of Common Stock at the current conversion ratio) after the Reverse Stock Split and Authorized Share Amendment will be equal to or greater than the total market capitalization before the Reverse Stock Split and Authorized Share Amendment or that the per share market price of the Company’s Common Stock following the Reverse Stock Split will either equal or exceed the current per share market price.

There can be no assurance that the Reverse Stock Split will increase the market price of our Common Stock or that any increase will be proportional to the reverse-split ratio.  Accordingly, the total market capitalization of our Common Stock immediately after the Reverse Stock Split or at any time thereafter could be lower than the total market capitalization before the Reverse Stock Split.

The percentage decline in the market price of our Common Stock after the Reverse Stock Split might be greater than it would have been in the absence of the Reverse Stock Split, and the liquidity of our Common Stock could be adversely affected following such the Reverse Stock Split.

If the Reverse Stock Split is effected, and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our Common Stock, however, will reflect our performance, as well as other factors unrelated to the number of shares outstanding. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. Reducing the amount of shares available for trading can reduce the shares’ liquidity, although the board of directors expects that this effect would not occur in this particular case.

Any increased per-share stock price resulting from the Reverse Stock Split might not make our shares more attractive to investors, so the Reverse Stock Split might not improve the trading liquidity of our Common Stock.

Although the Board believes that a higher stock price might help generate increased investor interest in our shares, there can be no assurance of such an outcome, so greater trading in our stock, and the increased liquidity in the market for our stock that we hope greater trading will engender, might not materialize.

Effects of the Reverse Stock Split and Authorized Share Amendment

Upon the effectiveness of the Reverse Stock Split and Authorized Share Amendment, each stockholder will beneficially own a reduced number of shares of Common Stock.  However, the Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in any of the stockholders owning a fractional share as described below.  The number of stockholders of record will also not be affected by the Reverse Stock Split.

Upon effectiveness of the Authorized Share Amendment, the number of authorized shares of Common Stock will be reduced from 500,000,000 to 100,000,000.  Although the number of authorized shares of Common Stock will decrease from 500,000,000 to 100,000,000, because the Reverse Stock Split only applies to our issued and outstanding shares of Common Stock, the number of authorized, but unissued, shares of Common Stock will in effect proportionately increase after the Reverse Stock Split, as compared to pre-Reverse Stock Split.  This may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s certificate of incorporation or bylaws.   For example, the issuance of a large block of Common Stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company.  However, the Reverse Stock Split and Authorized Share Amendment is not being proposed in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend to the Board and stockholders a series of amendments to our certificate of incorporation, except for those proposed in this information statement.  The Board does not currently contemplate recommending the adoption of any other amendments to our certificate of incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of the Company.

Exchange of Certificate and Elimination of Fractional Share Interests

Upon the effectiveness of the Reverse Stock Split and Authorized Share Amendment, each one hundred ten (110) shares of our Common Stock will automatically be changed into one share of Common Stock.  Holders of our Common Stock will not be required to exchange their certificates representing shares of Common Stock held prior to the Reverse Stock Split for new certificates representing shares of Common Stock.  Therefore, it is not necessary for you to send us your stock certificates.  If, however, a stockholder wishes to exchange such stockholder’s certificates, the stockholder may do so by surrendering its certificate to the Company’s transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

The Company’s transfer agent is: Transfer Online, Inc., 512 SE Salmon Street, Portland, Oregon 97214, Telephone (503) 227-2950, Fax (503) 227-6874.

The Company will not issue any fractional share interests as a result of the Reverse Stock Split.  Instead, all fractional shares will be rounded up, so that a holder of pre-split shares will receive, in lieu of any fraction of a post-split share to which the holder would otherwise be entitled, an entire post-split share.  No cash payment would be made to reduce or eliminate any fractional share interest. The result of this “rounding-up” process will increase slightly the holdings of those stockholders who currently hold a number of pre-split shares that would otherwise result in a fractional share after consummating the Reverse Stock Split.

Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Stock Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only.  Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the United States federal income tax laws as of the date of this Information Statement.  Such laws are subject to change retroactively as well as prospectively.  This summary also assumes that the shares of Common Stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a stockholder as a result of the Reverse Stock Split; provided, however, any whole shares received in lieu of fractional shares may result in a taxable gain or loss.  The aggregate tax basis of the shares received in the Reverse Stock Split will be the same as the stockholder’s aggregate tax basis in the shares exchanged.  The stockholder’s holding period for the shares received in the Reverse Stock Split will include the period during which the stockholder held the shares surrendered as a result of the Reverse Stock Split.  The Company’s views regarding the tax consequences of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.  The state, local and foreign tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending on the jurisdiction in which such stockholder resides.

The text of the amendment which we will file to the Certificate of Incorporation is as follows:

That Article Fourth of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

“FOURTH:  The Corporation is authorized to issue two classes of stock.  One class of stock shall be Common Stock, par value $0.001 per share.  The second class of stock shall be Preferred Stock, par value $0.001 per share.  The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class                      Par Value                                Authorized Shares
Common                      $0.001                                           100,000,000
Preferred                      $0.001                                               2,000,000

Total                                                                                   102,000,000

Upon the effectiveness of the Certificate of Amendment of the Certificate of Incorporation whereby  this Article FOURTH is amended to read as set forth herein (the “Effective Time”), each one hundred ten (110) shares of Common Stock, with a par value of $0.001 per share,  of the Corporation issued and outstanding immediately prior to the Effective Time shall thereby and thereupon be combined into and shall constitute and represent one (1) validly issued, fully paid and nonassessable share of Common Stock, with a par value of $0.001 per share, of the Corporation.  No scrip or fractional shares will be issued by reason of this amendment.  Fractional share interests created as a result of this amendment shall be rounded up to the next whole number of shares by the Corporation.”

AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY

The Board of Directors of the Company has adopted a resolution to change the name of the corporation from “China Youth Media, Inc.” to “Midwest Energy Emissions Corp.” (the “Corporate Name Change”).  As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent to the Corporate Name Change.

The Corporate Name Change has been approved because the new name better represents the Company’s shift in business focus resulting from the completion of the Merger effected on June 7, 2011 in which Midwest became the Company’s wholly-owned subsidiary.  Midwest is engaged in the business of developing and commercializing state of the art control technologies relating to the capture and control of mercury emissions from the coal fired boilers in the United States and Canada which has now become the Company’s business focus.  With the name “China Youth Media, Inc.”, there is no relationship to the Company’s new business emphasis.  The name “Midwest Energy Emissions Corp.” should allow the Company to continue to develop an identity in the marketplace which was started by Midwest prior to its acquisition by the Company.

The text of the amendment which we will file to the Certificate of Incorporation is as follows:

That Article First of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

“FIRST:  The name of the Corporation (hereinafter called the “Corporation”) is Midwest Energy Emissions Corp.”

Certificates for the Company’s Common Stock that recite the name “China Youth Media, Inc.” will continue to represent shares in the Company after the Corporate Name Change has become effective.  If, however, a stockholder wishes to acquire a certificate reciting the name “Midwest Energy Emissions Corp.” after the effectiveness of the Corporate Name Change, the stockholder may do so by surrendering its certificate to the Company’s transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

As stated above, the Company’s transfer agent is: Transfer Online, Inc., 512 SE Salmon Street, Portland, Oregon 97214, Telephone (503) 227-2950, Fax (503) 227-6874.

NO DISSENTERS’ RIGHTS

Under Delaware law, stockholders are not entitled to dissenters’ rights with respect to the transactions described in this Information Statement.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”).  Such reports, proxy statements and other information may be inspected at the public reference room of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates.  Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because the Company files documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

By Order of the Board of Directors,

Richard MacPherson,
President

Dated:    September __, 2011